March 11, 1998

Board of Directors
Swisher International, Inc.
6849 Fairview Road
Charlotte, North Carolina 28210

Gentlemen:

McGladrey notifies Swisher International, Inc. (Swisher) of the following:

1. For the reasons recited in McGladrey's February 20, 1998, letter, McGladrey withdraws its audit report on Swisher's 1996 financial statements.

2. Swisher should notify any person known or likely to rely on the 1996 financial statements and related report that they should not be relied upon and that McGladrey's audit report is not associated with the financial statements.

3. The enclosed February 27, 1998, letter from Swisher's General Counsel constitutes a potential threat of litigation against McGladrey thus impeding further investigative efforts and impairing McGladrey's audit independence.

4. Because of this threat and its impact on audit independence, McGladrey is no longer in a position to consider further the issuance of revised 1996 financial statements and auditor's report.

Sincerely,


McGLADREY & PULLEN, LLP


Enclosure


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